UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 29, 2006

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 29, 2006, the Board of Directors of The Dow Chemical Company ("Dow" or the "Company") approved a plan to shut down a number of assets around the world as the Company continues its drive to improve the competitiveness of its global operations. The shutdowns, which are described in Item 2.06 below, are scheduled to be completed over the next 28 months. As a consequence of these shutdowns, the Company will record a charge in the third quarter of 2006 for costs associated with these exit activities, including severance costs of approximately $90 million, contract termination fees of approximately $60 million, and curtailment costs associated with Dow's defined benefit plans of approximately $70 million. In total, these costs are expected to range from $200 million to $250 million.

All severance costs and contract termination fees will result in future cash expenditures. Curtailment costs will result in future cash expenditures of approximately $30 million.

Item 2.06 Material Impairments.

On August 29, 2006, the Board of Directors approved a plan to shut down a number of assets around the world as the Company continues its drive to improve the competitiveness of its global operations. As a consequence of these shutdowns and other optimization activities, which are scheduled to be completed over the next 28 months, the Company will record a charge in the third quarter of 2006 for asset write-downs and asset write-offs. The charge related to the impairment of these assets, including costs for asbestos abatement and environmental remediation, will range from $350 million to $400 million. The most significant shutdowns will take place at Dow's facilities in Sarnia and Fort Saskatchewan, Canada, and Porto Marghera, Italy. Details of these shutdowns are as follows:
  Assessments by the businesses located at the Sarnia facility were triggered by the recent suspension of ethylene shipments through the Cochin Pipeline. These assessments highlighted a variety of issues related to the effectiveness, efficiency and long-term sustainability of the Sarnia-based assets. As a result, all production activity at the Sarnia facility will cease before the end of 2008 as follows:
    The low density polyethylene plant will be shut down over the coming weeks.
    Polystyrene production will cease by the end of 2006.
    Latex production from the UES facility will shut down by year-end 2008.
    The polyols plant will close by year-end 2008.
  Substantial capital costs would be required to address efficiency issues at the Company's chlor-alkali and direct chlorination ethylene dichloride plants in Fort Saskatchewan. After reviewing the expected rates of return, Dow has determined that an investment in these facilities cannot be justified. As a result, the Company has decided to shut down the facilities by the end of October 2006.
  In Porto Marghera, Italy, the Company's toluene diisocyanate (TDI) plant has been shut down since early August of this year for planned maintenance. Business fundamentals in the TDI business remain weak due to excess global capacity. As a result, the Company has made the decision to permanently close this facility.

In addition, the Company is writing off obsolete technology assets and capital project spending which the Company has determined to be of no further value.

None of the costs related to the write-down or write-off of assets will result in future cash expenditures. Costs related to asbestos abatement and environmental remediation will result in future cash expenditures of approximately $50 million.

Section 8 - Other Events

Item 8.01 Other Events.

The Dow Chemical Company issued a press release on August 31, 2006, regarding the preceding items. The press release is included below in its entirety.

Dow Announces Plant Closures to Strengthen Competitive Position

MIDLAND, MICH - (August 31, 2006) - In its ongoing drive to improve the competitiveness of its global operations, The Dow Chemical Company announced today that it will shut down a number of assets around the world.

As a consequence of these shutdowns, and other optimization activities, the Company expects to incur a charge in the range of $550 million to $650 million, which includes costs such as severance and asset write-downs. This charge will be reflected in Dow's third quarter of 2006 results.

"One of the fundamental drivers of Dow's future success is the Company's commitment to maintain a sharp focus on financial discipline and low cost to serve," explained Andrew N. Liveris, Dow's chairman and chief executive officer.

"Part of that commitment involves continually looking for ways to enhance our efficiency and our cost-effectiveness - through good times as well as bad - to ensure we remain competitive across every business and in every geographic region. Today's announcement highlights a number of decisions by Dow in support of that objective, and demonstrates our resolve to actively manage the Company's portfolio at all points in the cycle," he said.

The Company expects that these actions, when fully implemented, will reduce structural costs by approximately $160 million a year.

In making the announcement, Liveris acknowledged the concern that the news would cause at the affected sites and in surrounding communities.

"We well recognize the impact of these decisions on our employees, their families and those living in the communities around our sites; we will work hard to minimize the negative consequences of these necessary business decisions," said Liveris.

The most significant shutdowns will take place at Dow's facilities in Sarnia and Fort Saskatchewan, Canada, and the Porto Marghera plant in Italy.

In Sarnia, all production activity will cease by the end of 2008, reflecting the outcome of individual assessments by each of the four businesses located at the Ontario facility. The assessments, which were triggered by the recent suspension of ethylene shipments through the Cochin Pipeline, highlighted a variety of issues related to the effectiveness, efficiency and long-term sustainability of the Sarnia-based assets. As a consequence:
  The low density polyethylene plant will be shut down over the coming weeks;
  Polystyrene production will cease before the end of this year;
  Latex production from the UES facility will shut down by year-end 2008; and
  The polyols plant will also shut down by year-end 2008.

In Fort Saskatchewan, the Company will shut down its chlor-alkali and direct chlorination ethylene dichloride plants by the end of October 2006. This decision was driven by the substantial capital costs required to maintain long-term operations at the 27 year-old facilities - an investment that could not be justified based on expected rates of return.

In Porto Marghera, Italy, the Company has made the decision to not restart production of the toluene diisocyanate (TDI) facility, which was shut down for planned maintenance in early August. Fundamentals in the TDI business remain weak due to excess global production capacity.

The Company is also writing off obsolete technology assets and capital project spending that has been determined to be of no further value.

"During the past three years, the Company has shut down more than 50 manufacturing facilities across the globe - yielding a significant reduction in structural costs - while continuing to invest in long-term growth," said Liveris. "And that focus on asset optimization will remain sharp, no matter where we are in the business cycle, ensuring that we maintain our competitive edge as we accelerate a strategy focused on dampening cyclicality and driving earnings growth."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 31, 2006

THE DOW CHEMICAL COMPANY

By: /s/ WILLIAM H. WEIDEMAN

Name: William H. Weideman

Title: Vice President and Controller